Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Firsthand Technology Value Fund, Inc. (the “Company”) for the quarter ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin Landis and Omar Billawala, as Chief Executive Officer and Chief Financial Officer of the Company, respectively, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2018

Kevin Landis Chief Executive Officer

Omar Billawala Chief Financial Officer